                         LEASE MODIFICATION AGREEMENT

     THIS AGREEMENT, made as of the 19th day of June 1995 by and between LESTER M. ENTIN ASSOCIATES, a New Jersey partnership having offices at 1033 Clifton Avenue, P.O. Box 2189, Clifton, New Jersey 07015 ("Landlord"), and LECHTERS, INC., a New Jersey corporation having offices at One Cape May Street, Harrison, New Jersey 07029 ("Tenant").

                             W I T N E S S E T H:
                               R E C I T A L S

     A. On December 23, 1991, Landlord and Tenant entered into an Agreement of Lease (the "Lease") wherein Landlord leased to Tenant, and Tenant leased from Landlord, approximately 490,116 square feet of space (the "Premises") in the building (the "Building") located at One Cape May Street in the Township of Harrison, Hudson County, New Jersey.

     B. Tenant wishes to lease from Landlord, and Landlord wishes to lease to Tenant, approximately 43,040 square feet of the Building shown on Schedule "A" hereto (the "Additional Space") presently leased by Tri-Chem, Inc. ("Tri-Chem"), effective as of July 1, 1995 (the "Effective Date").

     NOW, THEREFORE, for and in consideration of the terms and conditions contained hereinbelow, and intending to be legally bound thereby, Landlord and Tenant hereby agree as follows:

     1. The Recitals set forth above are hereby incorporated by reference as if fully set forth in the main body of this Agreement.

     2. As of the Effective Date, the Lease shall be deemed amended as follows:

          (a) The Premises shall consist of approximately 533,156 square feet of space in the Building as shown on Schedule "A" hereto, inclusive of the Additional Space.

          (b) Tenant shall continue to pay Basic Rent for the 490,116 square feet constituting the Premises prior to the Effective Date on the terms and conditions of Section 2 of the Lease. Tenant shall pay Basic Rent for the Additional Space in accordance with the following schedule:

                      Period             Monthly Basic Rent
               07/1/95-07/31/95              $16,140.00
               08/1/95-08/31/95                  -0-
               09/1/95-11/30/95              $16,140.00
               12/1/95-01/31/96              $16,624.20
               02/1/96-01/31/98              $17,457.53
               02/1/98-05/31/98              $16,624.20
               06/1/98-11/30/00              $17,621.65
               12/1/00-05/31/03              $18,678.95
               06/1/03-11/30/05              $19,799.69
               12/1/05-01/31/07              $20,987.67
              First Renewal Term
               02/1/07-05/31/08              $20,987.67
               06/1/08-11/30/10              $22,246.93
               12/1/10-01/31/12              $23,581.74
              Second Renewal Term
               02/1/12-05/31/13              $23,581.74
               06/1/13-11/30/15              $24,996.65
               12/1/15-01/31/17              $26,496.45
              Third Renewal Term
               02/1/17-05/31/18              $26,496.45
               06/1/18-11/30/20              $28,086.23
               12/1/20-01/31/22              $29,771.41

               Notwithstanding the foregoing, the Basic Rent for the Additional Space for July 1995 will only be due and payable as long as Landlord completes the work described on Schedule "B" hereto by July 15, 1995, failing which Tenant's obligation to pay Basic Rent for the Additional Space for July 1995 shall be deemed waived.

          (c) Tenant's Proportionate Share as set forth in Section 3 of the Lease shall be increased from 78.26% to 85.13%.

          (d) Tenant's monthly estimated payments on account of its Proportionate Share of annual Operating Costs as set forth in Section 4 of the Lease shall be increased from $76,625.54 to $82,254.46.

          (e)  Tenant's percentage of heating costs as set forth in
               Section 14(a) of the Lease shall be increased from 37.46% to 56.93%, which latter percentage is determined from the ratio of the square footage of the Premises which will be heated (125,831) to the square footage of the Building which is heated (221,018).

          (f) Section 55 of the Lease shall be amended to provide that during the option period(s), Basic Rent for the 490,116 square feet constituting the Premises prior to the Effective Date shall be payable in accordance with the terms and conditions of Section 2 of the Lease, and Basic Rent for the Additional Space shall be payable in accordance with the terms and conditions of Paragraph 2(b) of this Agreement.

     3. Landlord and Tenant acknowledge and agree that the terms and conditions of Section 57 of the Lease, respecting Tenant's right to lease adjacent space presently leased by Tri-Chem as it becomes vacant, does not apply to the Additional Space, inasmuch as Landlord and Tenant have agreed to lease the Additional Space on the terms and conditions contained in this Agreement.

     4. Promptly upon the vacating of the Additional Space by Tri-Chem, Landlord shall commence the work described on Schedule "B" hereto, at its sole cost and expense, and shall thereafter proceed to complete same in a reasonably diligent manner, with work to continue uninterrupted (subject to force majeure) during normal business hours. Under no circumstances shall the completion of such work be deemed a condition to any of Tenant's obligations and responsibilities under the Lease, as modified herein, to include but not be limited to the obligation to pay Rent for the Additional Space, except as specifically provided to the contrary in the last sentence of Section 2(b) of this Agreement.

     5. Except as specifically modified herein, the Lease is hereby confirmed and ratified in its entirety.

     6. Capitalized terms not defined herein shall have the same meaning as provided for in the Lease.

     7. This is a negotiated Agreement, and shall not be construed against Landlord by virtue of its having been prepared by Landlord's attorneys.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Modification Agreement as of the day and year first above written.


WITNESS:                           LESTER M. ENTIN ASSOCIATES,
                                   Landlord



\S\ Suzanne Mazeuka                By:\s\ Joseph Waters
                                   Joseph Waters, Partner


ATTEST:                            LECHTERS, INC., Tenant



\s\ Ira S. Rosenberg             By:\s\ L. David Davis
Ira S. Rosenberg, Secretary             L. David Davis,
                                        Vice President-Administration

                                W J M ARCHITECT
                               William J. Martin
                              96 Kinderkamack Road
                                   Suite 305
                              Westwood, NJ  07675
                                 (201) 666-5576



Blueprint of OVERALL BUILDING PLAN.  Building is existing - 629,572
SF.

Lechters Tenant Space Existing - 490,116 SF.

Lechters Tenant Space to be Added - 43,040 SF.

Trichem Tenant Space - 96,416 SF.



Prepared for:
ENTIN ASSOC.
Mr. Joseph Waters
1033 Clifton Avenue
Clifton, New Jersey

Date:  5-12-95


Building Tenants

LECHTERS, INC.
TRICHEM, INC.
1 Cape May Street
Harrison, New Jersey









                                  SCHEDULE "A"

                     RENOVATION OF NEW LECHTER'S WAREHOUSE


(1). CARPENTRY:

          Build a deck high sheetrock alcove for fork-lift access with 4 ft. plywood base for security (metal/studs, track, sheetrock, tape, spackle, screws, shots, and stabilizers)

          Make a 3' x 6'8" opening from cafeteria to "low bay" receiving area with masonry ramp.

          Make two (2) 12' x 12' openings in sheetrock to existing
          Lechters space.


(2). MASONRY:

          Seal all masonry openings as shown on plan by William J. Martin including sealing of all pipe penetrations through masonry file wall, openings to be closed:
          min doors (5) 10 x 10 openings (7)

(3). ELECTRIC:

          Install new 400 watts metal halide fixtures as per existing warehouse layout.

          Remove existing 8' fluorescent fixtures.

          Wire four (4) new exhaust fans and one (1) new air supply unit.

          Power to existing light circuits to be re-wired and placed on Lechters meter (sub-metered).

          New switches for warehouse to be installed at employee entrance (near boiler room).

(4). ARCHITECTURALS:

          All plans, specifications and code review for construction permits and approvals for issuance of a Certificate of Occupancy (see enclosed contract).

(5). ACM REMOVAL












                                  SCHEDULE "B"